UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
AMENDMENT NO. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SoftBrands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	41-2021446
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
800 LaSalle Avenue, Suite 2100
Minneapolis, Minnesota 55402
(Address of registrant’s principal
executive offices, including zip code)

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Preferred Share Purchase Rights	NYSE AMEX LLC
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: Not Applicable
     Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX

     SoftBrands, Inc. (“SoftBrands”) supplements and amends Items 1 and 2 of its Registration Statement on Form 8-A (File No. 000-51118) filed with the Securities and Exchange Commission on December 21, 2005, as supplemented by the information contained in Items 3.03 and 5.03 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2006, as follows:
Item 1. Description of Registrant’s Securities to be Registered.
     SoftBrands hereby supplements Item 1 to reflect the following developments with respect to the Rights (as defined below):
     On June 11, 2009, SoftBrands entered into a Third Amendment (the “Amendment”) to the Rights Agreement, dated as of November 26, 2002, between SoftBrands and Wells Fargo Bank, National Association (the “Rights Agreement”), as amended by the First Amendment to the Rights Agreement, dated as of August 17, 2005 (the “First Amendment”), and the Second Amendment to the Rights Agreement, dated as of August 14, 2006 (the “Second Amendment”), pursuant to which SoftBrands issues one preferred share purchase right (the “Rights”) for each share of SoftBrands Common Stock. The Amendment made changes to the Rights Agreement, as amended, to confirm, among other things, that none of the parties to the Agreement and Plan of Merger by and among Steel Holdings, Inc., Steel Merger Sub, Inc. and SoftBrands, dated as of June 11, 2009, would be deemed an “Acquiring Person” for purposes of the Rights Agreement, as amended.
     The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the following documents, each of which is incorporated herein by reference: (1) the Amendment, which is filed as Exhibit 4.1 hereto, (2) the Rights Agreement, which is filed as Exhibit 4.1 to SoftBrands’ Form 10 filed with the Securities and Exchange Commission on January 14, 2005, (3) the First Amendment, which is filed as Exhibit 4.2 to SoftBrands’ Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2005 and (4) the Second Amendment, which is filed as Exhibit 4.2 to SoftBrands’ Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2006.
Item 2. Exhibits.
     Item 2 to the Registration Statement is hereby amended and supplemented by the addition of the following:
4.1	Third Amendment, dated as of June 11, 2009, to the Rights Agreement, dated as of November 26, 2002, between SoftBrands, Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 to SoftBrands’ Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2009).

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SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOFTBRANDS, INC.
By:	/s/ Gregg A. Waldon
Gregg A. Waldon
Senior Vice President and Chief Financial Officer

Date: June 11, 2009

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EXHIBIT INDEX

Exhibit
Number	Description
4.1	Third Amendment, dated as of June 11, 2009, to the Rights Agreement, dated as of November 26, 2002, between SoftBrands, Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 to SoftBrands’ Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2009).

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